EXHIBIT 23.4

                    [T.J. SMITH & COMPANY, INC. LETTERHEAD]


                     CONSENT OF T.J. SMITH & COMPANY, INC.


July 22, 1999


The Meridian Resource corporation
15995 N. Barkers Landing, suite 300
Houston, Texas 77079

Re:  Consent of Independent Petroleum Engineers

Gentlemen:

         We hereby consent to the references to our reviews dated February 26, 1998, and February 25, 1999, which were used to prepare the Estimated Future Reserves Attributable to Certain Leasehold Interests of The Meridian Resource Corporation as of December 31, 1997, and December 31, 1998, respectively, in your Form S-8 Registration Statement and to the reference to T. J. Smith & Company, Inc. as experts in the field of petroleum engineering.

                                          Very truly yours,

                                          T. J. Smith & Company, Inc.

                                          By /S/ T. J. SMITH, P.E.
                                                 T. J. Smith, P.E.